Exhibit 99.1

August 6, 2015

We are pleased to announce the financial results for your company for the quarter ended June 30, 2015. Net Income was $2.0 million, or $0.46 per share, compared to $1.9 million, or $0.43 per share, for 2014, an increase of 5.1% quarter over quarter. Results for the second quarter of 2015 reflect quarter over quarter increases in net interest income of $100 thousand, and noninterest income of $416 thousand. These increases were partially offset by an increase in the provision for loan losses from $75 thousand for the second quarter of 2014 to $150 thousand for the same period in 2015, and increases in noninterest expenses of $286 thousand.

Year to date earnings for 2015 were $3.9 million, or $.88 per share, compared to $3.7 million, or $.83 per share, for 2014, an increase of 5.9%. Increases in net interest income of $117 thousand, and noninterest income of $788 thousand contributed to the increase in year to date earnings. These positive changes were partially offset by increases in the provision for loan losses of $100 thousand, noninterest expenses of $487 thousand, and the provision for income taxes of $100 thousand.

On the balance sheet, loans grew 3.6% to $478.7 million as of June 30, 2015 from $462.2 million as of June 30, 2014. Total deposits reached $513.0 million at June 30, 2015 compared to the prior year of $490.9 million. We continue to manage interest rate risk by selling most of the residential loans we originated in the first six months of 2015. During this time we sold $67.9 million in residential loan to the secondary market compared to $42.5 million in the first six months of 2014. Loans serviced for others grew $55.2 million to $400.1 million as of June 30, 2015 from $344.9 million as of June 30, 2014. Between the loan portfolio held on our books and our sold loan portfolio we are servicing a nearly $900 million portfolio, quite an achievement for a $600 million company.

In addition to producing sound financial results, we continue to work on enhancing our customer’s experience when they interface with the bank. We are in the process of “beta” testing our new website design with anticipated roll out in the third quarter of 2015. In addition, during the second quarter of 2015 our new Customer Care Team went live. Prompted by the retirement of long time Main Office receptionist Patricia Rorick, we decided to change the way we handle phone calls throughout the system. We surveyed our incoming calls for two months and developed a list of the most commonly asked customer questions. We then assembled a team from internal departments and trained them on how to handle the most commonly asked questions without having to transfer the customer to another department. We purchased and installed a Call Center software package that allows us to appropriately route, manage, and track incoming and outgoing phone traffic. Our goal is to have our phones answered by Union Bank staff and to reduce the number of times customers must be transferred to internal departments to have their questions answered. Based on the first few months of operation it appears as though we have met our goals. We continue to pursue initiatives where we can either enhance the customer experience or increase operational efficiency.

We are pleased to report that the Board of Directors declared a cash dividend of $.27 per share on July 15, 2015, payable on August 6, 2015 to shareholders of record as of July 27, 2015. Enclosed please find your check or advice of deposit.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 (866)-321-8022 or (720)-378-5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank operates 17 banking offices and two loan centers and several ATMS throughout its geographical footprint.

Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. Union Bank has consistently been recognized for our Community Reinvestment efforts and for our performance in residential lending to borrowers of all income levels. The US Small Business Administration has designated Union Bank as a Preferred Lender.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
								Steven J. Bourgeois	David S. Silverman - President & CEO
ASSETS	June 30, 2015	June 30, 2014	June 30, 2015		June 30, 2014	June 30, 2015	June 30, 2014	John M. Goodrich	Karyn J. Hale - Chief Financial Officer

								Timothy W. Sargent	John H. Steel - Secretary
				(3 months ended)		(6 months ended)
								David S. Silverman	Kristy Adams Alfieri - Assistant Secretary
Cash and Due from Banks	$4,096	$4,154	Interest Income	$6,276	$6,184	$12,393	$12,296
								John H. Steel	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	10,558	15,490	Interest Expense	521	529	1,086	1,106	Schuyler W. Sweet
			Net Interest Income	5,755	5,655	11,307	11,190	Neil J. Van Dyke
Interest Bearing Deposits in Banks	12,701	13,713	Provision for Loan Losses	150	75	250	150		REGIONAL ADVISORY BOARD MEMBERS
								Union Bank
Investment Securities	62,606	50,001	Net Interest Income After Provision for Loan Losses	5,605	5,580	11,057	11,040
Loans Held for Sale	5,504	6,662						DIRECTORS
			Trust Income	190	191	367	366	Kenneth D. Gibbons-Chairman	Michael R. Barrett - St. Johnsbury
Loans, net	473,186	455,583	Noninterest Income	2,336	1,919	4,494	3,707	Steven J. Bourgeois	Joel S. Bourassa - Northern NH
								John M. Goodrich	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(4,919)	(4,610)	Noninterest Expenses:					Timothy W. Sargent	Stanley T. Fillion - Northern NH
			Salaries & Wages	2,330	2,194	4,654	4,441	David S. Silverman	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	12,935	10,979						John H. Steel	John M. Goodrich - St. Johnsbury
			Pension & Employee Benefits	769	703	1,503	1,370	Schuyler W. Sweet	Christopher M. Knapp - Northern NH
Other Real Estate Owned, net	171	200						Neil J. Van Dyke	Coleen K. Kohaut - St. Albans
			Occupancy Expense, net	312	295	693	634		Justin P. Lavely - St. Johnsbury
Accrued Interest & Other Assets	24,143	19,316							Daniel J. Luneau - St. Albans
			Equipment Expense	461	410	867	797		Mary K. Parent - St. Johnsbury
Total Assets	$600,981	$571,488							Samuel H. Ruggiano - St. Albans
			Other Expenses	1,684	1,668	3,229	3,217		David S. Silverman - All
									Schuyler W. Sweet - Northern NH
			Total	5,556	5,270	10,946	10,459
LIABILITIES & SHAREHOLDERS' EQUITY	June 30, 2015	June 30, 2014
			Income Before Taxes	2,575	2,420	4,972	4,654
			Income Tax Expense	558	501	1,071	971	Union Bank Offices (ATMs at all Branch Locations)
Noninterest Bearing Deposits	$94,430	$81,140
			Net income	$2,017	$1,919	$3,901	$3,683
Interest Bearing Deposits	303,034	290,980						VERMONT
			Earnings per share	$0.46	$0.43	$0.88	$0.83	Danville	421 Route 2 East	802-684-2211
Time Deposits	115,515	118,736						Fairfax	Jct. Routes 104 & 128	802-849-2600
			Book Value Per Share			$11.83	$11.64	Hardwick	103 VT Route 15 West	802-472-8100
Borrowed Funds	23,914	24,759						Jeffersonville	44 Main Street	802-644-6600
								Johnson	198 Lower Main Street	802-635-6600
Accrued Interest & Other Liabilities	11,332	3,986						Lyndonville	183 Depot Street	802-626-3100
								Morrisville	20 Lower Main Street	802-888-6600
Common Stock	9,864	9,858							65 Northgate Plaza	802-888-6860
								Newport	Loan Center
Additional Paid in Capital	486	404							325 East Main Street	802-334-0750
								St. Albans	15 Mapleville Depot	802-524-9000
Retained Earnings	47,955	44,769						St. Johnsbury	364 Railroad Street	802-748-3131
Accumulated Other Comprehensive (Loss) Income	(1,598)	778							325 Portland Street	802-748-3121
								S. Burlington	Loan Center
									30 Kimball Avenue	802-865-1000
Treasury Stock at Cost	(3,951)	(3,922)						Stowe	47 Park Street	802-253-6600
								NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$600,981	$571,488						Groveton	3 State Street	603-636-1611
Standby letters of credit were $1,610,000 and $1,924,000 at June 30, 2015 and 2014, respectively.								Littleton	263 Dells Road	603-444-7136
									76 Main Street	603-444-5321
								Lincoln	135 Main Street	603-745-4000
								N. Woodstock	155 Main Street	603-745-2488